UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): July 15, 2010

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 15, 2010, Cedar Fair, L.P. (“Cedar Fair”) issued a news release announcing that it has priced $405 million aggregate principal amount of 9.125% Senior Notes due 2018 (the “Notes”) in a private placement. Concurrently with the closing of the offering of the Notes, which is expected to occur on July 29, 2010 and is subject to customary closing conditions, Cedar Fair intends to terminate its existing credit facilities and enter into a new $1,150 million senior secured term loan facility and a new $300 million senior secured revolving credit facility. For information regarding such matters, Cedar Fair hereby incorporates by reference herein the information set forth in its news release dated July 15, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of news release issued by Cedar Fair on July 15, 2010, regarding the pricing of the Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010	CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

	By:	/s/ Peter J. Crage
Peter J. Crage
Corporate Vice President—Finance and Chief Financial Officer